UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 21, 2023, Windtree Therapeutics, Inc. (the “Company”) entered into a warrant exercise inducement offer letter (the “Inducement Letter”) with a certain holder (the “Exercising Holder”) of certain of the Company’s: (i) warrants issued in July 2018 to purchase 62,500 shares of common stock, par value $0.001 per share (“Common Stock”), with an exercise price of $12.00 per share (the “July 2018 Warrants”); (ii) warrants issued in December 2018 to purchase 498,008 shares of Common Stock with an exercise price of $12.15 per share (the “December 2018 Warrants”); (iii) warrants issued in December 2019 to purchase 275,938 shares of Common Stock with an exercise price of $12.09 per share (the “December 2019 Warrants”); and (iv) warrants issued in May 2020 to purchase 275,862 shares of Common Stock with an exercise price of $7.975 per share (the “May 2020 Warrants”, and together with the July 2018 Warrants, December 2018 Warrants and December 2019 Warrants, the “Existing Warrants”).

Pursuant to the terms of the Inducement Letter, the Company agreed to amend the Existing Warrants by lowering the exercise price of the Existing Warrants to $0.1411 per share. Additionally, the Exercising Holder agreed to exercise for cash all of their Existing Warrants to purchase an aggregate of 1,112,308 shares of Common Stock in exchange for the Company’s agreement to issue to such Exercising Holder new warrants (the “New Warrants”) to purchase up to an aggregate of 2,224,616 shares of Common Stock. The Company expects to receive aggregate gross proceeds of approximately $157,000 from the exercise of the Existing Warrants by the Exercising Holder.

Each New Warrant is exercisable into shares of Common Stock at a price per share of $0.2152, will initially be exercisable six months following its date of issuance (the “Initial Exercise Date”), and will expire on the fifth anniversary of the Initial Exercise Date. Subject to limited exceptions, a holder of New Warrants will not have the right to exercise any portion of its New Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 19.99%.

The Company has engaged Ladenburg Thalmann & Co. Inc. (“Ladenburg”) as its exclusive placement agent in connection with these transactions and will pay Ladenburg a fee equal to 8% of its gross proceeds from the exercise of the Existing Warrants. The Company has also agreed to pay Ladenburg a management fee equal to 1% of the gross proceeds from the exercise of the Existing Warrants.

The May 2020 Warrants were registered pursuant to a registration statement on Form S-1 (File No. 333-236085) and were issued pursuant to an Underwriting Agreement dated May 20, 2020. The shares issuable upon exercise of the July 2018 Warrants and the December 2018 Warrants were registered pursuant to a registration statement on Form S-1 (File No. 333-231128) and the December 2019 Warrants were registered pursuant to registration statements on Form S-1 (File No. 333-235977). A prospectus supplement relating to the reduction of the exercise price for each of the outstanding May 2020 Warrants has been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The Company has also agreed to file a registration statement covering the resale of the shares of Common Stock underlying the New Warrants no later than 90 calendar days following the date of the Inducement Letter.

The foregoing descriptions of the New Warrants and Inducement Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the New Warrants and Inducement Letter, forms of which are filed herewith as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
4.1	Form of New Warrant
10.1	Form of Inducement Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 22, 2023	Windtree Therapeutics, Inc.

	By:	/s/ Craig E. Fraser
Name: Craig E. Fraser
Title: President and Chief Executive Officer